Exhibit 4.8.21 - Electronic Catalogue (7) - NZP-Series NZP Floor-Mounted Expansion Tank
NZP系列落地膨胀水箱
NZP Series Floor Type Expansion Water Tank

产品简介
Product Introduction

NZG系列囊式自动给水装置已广泛用于住宅､办公科研､宾馆饭店､医院､影院等民用建筑及工矿企业设施的生活､生产及消防供水系统｡NZP系列广泛用于热水供应､热水采暖､小区集中供热及空调系统中的落地膨胀水箱｡主要适用于:
NZG series bag type automatic water supply device has been widely used in the living, production and fire control water supply systems of residence, office & scientific research, hotels, hospitals, cinemas and other civilian buildings as well as facilities of industrial and mining enterprises. NZP series are widely used in floor type expansion water tank for hot water supply, hot water heating, central heating and air conditioning system in residential quarters. It is Mainly applicable to:

●工业及民用建筑的生产､生活､消防供水系统｡
Production, living and fire control water supply system of industrial and civil buildings.

●热水供应､热水采暖及空调系统的稳压补水｡
Steady pressure water makeup for the hot water supply, hot water heating and air condition system.

●作为高层建筑给水系统中的水锤噪音消除设备｡
Using as the water hammer noise cancellation device of water supply system in high-rise buildings.

●旅游设施及旅游景点的喷泉､林场或农业浇灌系统｡
Foundation, forest farm or agricultural irrigation system of tourism facilities and tourist sites.

●可用潜水泵､深井泵地下取水,用于生产､生活､消防系统｡
Use submersible pump and deep-well pump to get water from under the ground to use for the production, living and fire-fighting system.

●农村自来水的理想设备;也可作为建筑施工,流动作业中的临时 供水设备｡
Using as the ideal device for supplying tap water in rural areas; also using as the temporary water supply device in mobile operational process of building construction.

主要特点
Main Characteristics

●罐体内装有无毒橡胶囊,水气不接触保证水质不受外界污染,用于有除氧设施的供热系统中可杜绝氧腐蚀现象的发生｡
Nontoxic rubber bags are equipped in the tank shell to prevent contacting with water vapor so as to guarantee that the water quality is free from outside contamination; oxygen corrosion could be prevented when it is used in the heating system where deaerating facility is equipped.

●密封性能好,一次冲气可长期使用｡
Good sealing performance; and it can be used for a long term after inflating one time.

●能自动消除管网中的水锤及噪音｡
It can automatically abate the water hammer and noise in pipe network.

●可取代生活､消防､采暖及空调系统的高位水箱及水塔,有利于结构抗震和建筑美观｡
Take the place of the head tank and water tower in living, fire fighting, heating and air conditioning system and be favorable to structure seismic and beauty-view of architecture.

●占地面积小､投资少､安装快､操作维修方便｡
Small floor area and investment, quick installation, and easy maintenance and operation.

●可按用户要求设定系统压力｡
System pressure can be set at customer's request.

工作原理
Working Principle

现以NZP系列落地式膨胀水箱为例说明其工作原理｡NZP系列设备由气压罐､定压补水罐､电控柜､压力控制器､安全阀､压力表､阀门及管道等组成的一个完善的全自动定压补水装置｡气压水罐由内､外两室组成,内室(橡胶囊内部)为水室｡外室(橡胶囊与设备外壳之间)为充满氮气的气室｡
Let’s take the NZP series floor type expansion water tank for example to introduce its working principle. NZP series device is a complete fully automatic constant pressure water makeup device composed of air pressure tank, constant pressure water makeup tank, electrical cabinet, pressure controller, safety valve, pressure gauge, valve and pipeline. Air pressure tank is composed of external and internal chambers, with the internal chamber (inside of rubber bag) as the water chamber while the external chamber (the space between rubber bag and device shell) as the air chamber full of nitrogen gas.

该设备采用系统静压作为膨胀水箱内的设计初始压力水头P1,采用保证系统内热水不汽化的压力作为膨胀水箱内运行终端压力水头P2｡初始运行时首先启动补水泵向系统及气压罐内的水室中充水,系统充满后多余的水被挤进胶囊内｡ 因为水的不可压缩性,随着水量的不断增加,水室的体积也不断的扩大而压缩气室,罐内的压力也不断的升高｡当压力达到设计压力时,通过压力控制器使补水泵关闭｡ 当系统内的水受热膨胀使系统压力升高超过设计压力时,多余的水通过安全阀排至补水箱循环使用,当系统中的水由于泄露或温度下降而体积缩小,系统压力降低时,胶囊中的水被不断压入管网补充系统的压降损失,当系统压力降至设计允许的最低压力时,通过压力控制器使补水泵重新启动向管网及气压罐内补水,如此周而复始的工作,完成了高位膨胀水箱所起到的作用,同时不存在真空或缺水的现象,保证水的流量,压力永不失调｡举例:罐体直径为1600mm,罐体个数为1,水泵吸入口径为50mm,水泵数量为2,水泵级数为3级的囊式落地膨胀水箱表示为NZPl.6 x 1-50 x 2 X 3｡
This device uses the system static pressure as the designed initial pressure head P1 in expansion water tank and uses the pressure not causing vaporization of hot water in the system as the running terminal pressure water head P2 in the expansion water tank. In initial running, firstly start the make-up water pump to fill water into the system and water chamber in air pressure tank, and then the excess water will be forced into the rubber bag after the system is full of water. The volume of water chamber will keep expanding with the increasing of water volume due to the incompressibility of water, and then the air chamber will be compressed to make the pressure in tank increase continually. The make-up water pump will be closed through the pressure controller when reaching the design pressure. When the water in system expands by heat, which makes the system pressure increase and exceed the design pressure, the excess water will be discharged to make-up water tank through safety valve for recycling; when the volume of water in the system decreases due to water leakage or temperature drop, which makes the system pressure decrease, water in rubber bag will be pressed into pipe network to make up the loss of pressure drop of the system; when the system pressure is dropped to the minimum pressure allowed by the design, the make-up water pump will be re-started through the pressure controller to make up water into the pipe network and air pressure tank; such continuous cycle enables the high expansion water tank to realize its function without causing vacuum or water shortage phenomenon and guarantees the water discharge and never disorder pressure. For example, diameter of tank body 1600mm, quantity of tank 1, water pump suction caliber 50mm, and quantity of water pump 2, so the bag type floor expansion water tank with series 3 pump shall be expressed as NZPl.6 x 1-50 x 2 X 3.

使用说明
Instructions for Use

●设备使用环境通风良好,电压波动不应超过5%｡
The environment for use of the device shall keep good ventilation condition, and the voltage fluctuation shall not exceed 5%.

●每年设备运行前,利用电控箱手动开关检查水泵电机､压力控制器的工作性能,然后在关闭给水阀门的情况下检查自动补水､泄水､排水以及压力保护功能,检查合格后方可打开补水阀门,与供热系统连成一体,进入正常运行状态｡
Use the hand switch of electrical cabinet to check the working performance of water pump motor and pressure controller prior to running of device every year, then check the automatic water makeup, discharge, drainage and pressure protection function in the case of closing water supply valve, and then open the makeup water valve after the checking is qualified to connect with the heating system to form an unit and enter the normal running status.

●每年检查一次水泵,阀门及压力控制器,并定期检查系统的密闭性,防止漏水及锈蚀｡
Check the water pump, valve and pressure controller once a year, and periodically check the tightness of the system to prevent water leakage and corrosion.

订货须知
Ordering Instructions

●订货时应说明设计给水的最高工作压力及最低压力｡
Describe the designed maximum working pressure and minimum pressure of water supply in ordering.

●说明是生活用水､生产用水､消防用水或采暖用水｡
Clarify it is for domestic water, water of production use, fire demand or heating demand.

●用户如有特殊要求,本公司可按用户要求供货(如特殊规格､材料的罐体､水泵等)
The company can supply at the customer’s special request (if any) (such as the tank body, water pump, etc of special specification and material)

●本公司对产品有更改的权利,产品今后如有变更恕不另行通知｡
The company shall have the right to change the products, and the products shall be subject to change (if any) without further notice.

型号说明
Model Description

落地膨胀水箱 Floor Type Expansion Water Tank

单罐双泵装配图 Single Tank Double Pump Assembly Diagram

NZG系列自动给水装置技术性能表
Technical Performance Table of NZG Series Automatic Water Supply Device
型号 Model	进水口径 Inlet Diameter DN2mm	出水口径 Outlet Diameter	电机功率 Motor Power kW	水泵参数 Pump Parameters		总容量 Total Capacity m3	调节容量 Regulating Capacity m3
				流量 Flow Rate m3/h	扬程 Lift m(H2O)
NZG0.8×1－50×2×4	50	50	4	9-16	53-42	0.90	0.40
NZG0.8×2－65×2×3	65	50	7.5	18-35	55-43	1.80	0.80
NZG1.0×1－65×2×3	65	65	7.5	18-35	55-43	1.55	0.55
NZG1.0×2－65×2×4	65	65	11	18-35	74-58	3.10	1.10
NZG1.0×1－80×2×4	80	65	22	32-65	86-68	1.55	0.55
NZG1.0×2－80×2×3	80	65	15	32-65	64-51	3.10	1.10
NZG1.0×2－80×2×4	80	65	22	32-65	86-68	3.10	1.10
NZG1.2×1－65×2×3	65	80	7.5	18-35	53-43	2.65	0.80
NZG1.2×2－65×2×4	65	80	11	18-35	74-58	5.30	1.60
NZG1.2×1－80×2×3	80	80	15	32-65	64-51	2.65	0.80
NZG1.2×2－80×2×4	80	80	22	32-65	86-68	5.30	1.60
NZG1.2×2－100×2×4	100	80	37	72-126	86-68	5.30	1.60
NZG1.4×1－65×2×3	65	100	7.5	18-35	55-43	3.70	1.10
NZG1.4×2－65×2×4	65	100	11	18-35	74-58	7.40	2.20
NZG1.4×1－80×2×3	80	100	15	32-65	64-51	3.70	1.10
NZG1.4×2－80×2×3	80	100	15	32-65	64-51	7.40	2.20
NZG1.4×2－100×2×4	100	100	37	72-126	86-68	7.40	2.20
NZG1.6×2－100×2×5	100	100	45	72-126	109-85	7.40	2.20
NZG1.6×2－80×2×3	80	100	15	32-65	64-51	11.30	4.0
NZG1.6×1－100×2×4	100	100	37	72-126	86-65	11.30	2.0
NZG1.6×2－100×2×3	100	100	30	72-126	65-51	11.30	4.0
NZG1.6×1－100×2×5	100	100	45	72-126	109-85	11.30	2.0
NZG2.0×2－100×2×3	100	100	30	72-126	65-51	8.60	7.60
NZG2.0×1－100×2×3	100	100	30	72-126	65-51	9.30	3.80

NZP系列膨胀水箱技术性能表
Technical Performance Table of NZP Series Expansion Tank
型号 Model	进水口径 Inlet Diameter DN2mm	出水口径 Outlet Diameter	电机功率 Motor Power kW	水泵参数 Pump Parameters		总容量 Total Capacity m3	调节容量 Regulating Capacity m3
				流量 Flow Rate m3/h	扬程 Lift m(H2O)
NZP0.8×1－50×2×3	50	40	3	9-16	39-31	0.5-0.8	0.14-0.47
NZP0.8×1－50×2×4	50	50	4	9-16	53-42	0.5-0.8	0.14-0.47
NZP0.8×1－50×2×5	50	50	5.5	9-16	66-53	0.5-0.8	0.14-0.47
NZP1.0×1－50×2×3	50	65	3	9-16	39-31	0.8-1.6	0.24-0.80
NZP1.0×1－50×2×4	50	65	4	9-16	53-42	0.8-1.6	0.24-0.80
NZP1.0×1－50×2×5	50	65	5.5	9-16	66-53	0.8-1.6	0.24-0.80
NZP1.2×1－50×2×3	50	80	3	9-16	39-31	1.6-2.0	0.41-1.36
NZP1.2×1－50×2×4	50	80	4	9-16	53-42	1.6-2.0	0.41-1.36
NZP1.2×1－50×2×5	50	80	5.5	9-16	66-53	1.6-2.0	0.41-1.36
NZP1.4×1－50×2×3	50	100	3	9-16	39-31	2.0-4.0	0.57-1.91
NZP1.4×1－50×2×4	50	100	4	9-16	53-42	2.0-4.0	0.57-1.91
NZP1.4×1－50×2×5	50	100	5.5	9-16	66-53	2.0-4.0	0.57-1.91
NZP1.4×2－50×2×3	50	100	3	9-16	39-31	5.0-8.0	1.14-3.82
NZP1.6×1－50×2×3	50	100	4	9-16	39-31	4.0-8.0	0.86-2.86
NZP1.6×1－50×2×4	50	100	5.5	9-16	53-42	4.0-8.0	0.86-2.86
NZP1.6×1－50×2×5	50	100	3	9-16	66-53	4.0-8.0	0.86-2.86
NZP1.6×2－50×2×3	50	100	4	9-16	39-31	8.0-16	1.72-5.72
NZP1.6×2－50×2×6	50	100	5.5	9-16	79-63	8.0-16	1.72-5.72
NZP2.0×1－50×2×3	50	100	3	9-16	39-31	8.0-10	1.40-3.26
NZP2.0×1－50×2×4	50	100	4	9-16	53-42	8.0-10	1.40-3.26
NZP2.0×1－50×2×5	50	100	5.5	9-16	66-53	8.0-10	1.40-3.26
NZP2.0×2－50×2×3	50	100	3	9-16	39-31	10-20	2.80-6.52
NZP2.0×2－50×2×6	50	100	4	9-16	79-63	10-20	2.80-6.52

NZP系列单罐双泵结构参数表
Parameter Table of NZP Series Single Tank Double Pump Structure
罐体直径 符号 Diameter Symbol of Tank Body	Ф800 mm	Ф1000 mm	Ф1200 mm	Ф1400 mm	Ф1600 mm	Ф2000 mm
A	1900	2050	2230	2430	2580	3100
A1	204	204	224	224	244	264
B	840	1000	1000	1200	1300	1600
B2	480	640	640	840	940	1240
H	2650	2870	3250	3350	3680	3770
H1	186	223	229	279	278	284
H2	100	120	140	140	160	160

以下为基础尺寸
Following is the foundation dimension
A2	150	1650	1830	2030	2180	2700
B1	800	960	960	1150	1250	1550
C	1040	1200	1200	1400	1500	1800
L	2000	2150	2330	2530	2680	3200
L1	250
H3	350
H4	300

立式膨胀水箱外型尺寸表
External Dimension Table of Vertical Expansion Tank
型号 Model	DN mm	A mm	B mm	C mm	D mm	E mm	F mm	DN1 mm	容积 Capacity m3
NZG600	600	1770	440	100	150	20	300	50	0.32
NZG800	800	2360	600	100	150	20	400	50	0.82
NZG1000	1000	2460	630	120	160	20	500	65	1.38
NZG1200	1200	2930	790	120	160	20	600	80	2.45
NZG1400	1400	3230	900	130	210	24	700	100	3.45
NZG1500	1500	3300	980	130	210	24	750	100	4.00
NZG1600	1600	3390	1050	130	210	24	800	100	5.10
NZG1800	1800	3560	1150	130	250	24	900	100	6.10
NZG2000	2000	3725	1310	130	250	24	1000	100	8.61